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                                                                     EXHIBIT 2.1


                             RESTRUCTURING AGREEMENT









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                                TABLE OF CONTENTS

                                                                           Page
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
1.       THE RESTRUCTURING..................................................  2
         -----------------
         1.1        Contributions by Shareholders of Old T&W................  2
                    ----------------------------------------
         1.2        Contributions by Member of Funding I......................3
                    ------------------------------------
         1.3        Contributions by Member of Funding IV...................  3
                    -------------------------------------
         1.4        Contributions by Members of Funding V...................  3
                    -------------------------------------
         1.5        Contributions by Members of Finance II..................  4
                    --------------------------------------
         1.6        Contributions by Members of Finance III.................  4
                    ---------------------------------------
         1.7        Number of Shares and Percentage Interest................  5
                    ----------------------------------------

2.       CLOSING    ........................................................  5
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         2.1        Closing.................................................  5
                    -------
         2.2        Actions Taken at Closing................................  5
                    ------------------------
         2.3        Deliveries at Closing...................................  6
                    ---------------------

3.       MISCELLANEOUS....................................................... 6
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         3.1        Amendment................................................ 6
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         3.2        Further Assurances....................................... 6
                    ------------------
         3.3        Binding Effect........................................... 6
                    --------------
         3.4        Captions................................................. 6
                    --------
         3.5        No Inconsistent Agreements............................... 6
                    --------------------------
         3.6        Severability..............................................6
                    ------------
         3.7        Integration.............................................. 6
                    -----------
         3.8        Governing Law.............................................6
                    -------------
         3.9        Execution in Counterparts................................ 6
                    -------------------------

                       SCHEDULE TO RESTRUCTURING AGREEMENT


Schedule 1.4        Ownership of New T&W Shares & Percentage Interest




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                             RESTRUCTURING AGREEMENT


        THIS RESTRUCTURING AGREEMENT, dated as of _____________, 1997 is entered into among T & W FINANCIAL CORPORATION, a Washington corporation ("New T&W"), T & W LEASING, INC., a Washington corporation ("Old T&W"), T & W FUNDING COMPANY I, L.L.C., a Delaware limited liability company ("Funding I"), T & W FUNDING COMPANY IV, L.L.C., a Delaware limited liability company ("Funding IV"), T & W FUNDING COMPANY V, L.L.C., a Delaware limited liability company ("Funding V"), T & W FUNDING COMPANY VI, L.L.C., a Delaware limited liability company ("Funding VI"), T & W FINANCE CORP. II, a Delaware corporation ("Finance II"), T & W FINANCE CORP. III, a Delaware corporation ("Finance III"), MICHAEL A. PRICE, Trustee of the PRICE GRANTOR RETAINED ANNUITY TRUSTS ("Price GRATs"), MICHAEL A. PRICE, individually ("M. Price"), THOMAS W. PRICE ("T. Price"), P.L.M. CONSULTING GROUP, L.L.C., a Nevada limited liability company ("PLM"), KENNETH W. McCARTHY, Jr. ("McCarthy") and PAUL B. LUKE ("Luke").

                                   BACKGROUND

        WHEREAS, Michael A. Price has transferred substantially all of his stock in Old T&W and all of his interests in Funding V, Funding VI, Finance II and Finance III to the Price GRATs. The Price GRATs are irrevocable trusts with fixed terms during which Michael A. Price and Katherine M. Price are the sole beneficiaries. Michael A. Price serves as Trustee of the Price GRATs, and as such, will have the ability to exercise the voting rights with respect to the shares of New T&W.

        WHEREAS, the Price GRATs own 45% of the member interests of Funding VI. The remaining member interests in Funding VI are owned 50% by PLM and 5% by T. Price.

        WHEREAS, Michael A. Price, T. Price, McCarthy and Luke each own 25% of the member interests of PLM.

        WHEREAS, the shareholders and members of Old T&W, Funding I, Funding IV, Funding V, Funding VI, Finance II and Finance III desire to enter into a restructuring transaction (the "Restructuring") pursuant to which the shareholders and members shall transfer their shares and member interests in the aforementioned entities through a series of capital contributions to New T&W in exchange for common stock. The parties contemplate that the Restructuring will be accomplished as follows:

                (1) New T&W has been formed as a Washington corporation.

                (2) All shareholders of Old T&W will transfer all of their stock to New


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        T&W in exchange for common stock of New T&W. Old T&W will be maintained as a wholly-owned subsidiary of New T&W.

                (3) Funding VI will transfer all of its interest in Funding I to New T&W in exchange for common stock of New T&W.

                (4) Funding VI will transfer all of its interest in Funding IV to New T&W in exchange for common stock of New T&W.

                (5) All of the members of Funding V will transfer all of their interests to New T&W in exchange for common stock of New T&W. New T&W will then own 100% of the interests of Funding V.

                (6) All shareholders of Finance II will transfer all of their stock in Finance II to New T&W in exchange for common stock of New T&W. New T&W will then own 100% of stock of Finance II.

                (7) All shareholders of Finance III will transfer all of their stock in Finance III to New T&W in exchange for common stock of New T&W. New T&W will then own 100% of the stock of Finance III.

        WHEREAS, the parties hereto intend that in connection with the Restructuring New T&W and Funding VI will form a new LLC to be known as "T&W Financial Services Company L.L.C." ("T&W FSC"). New T&W will contribute to T&W FSC the net cash proceeds received from New T&W's initial public offering and all of its interests in Funding I, Funding IV and Funding V. Funding VI will contribute to T&W FSC substantially all of its assets which include the assets acquired from Commercial Capital Corporation. Funding VI will not contribute to T&W FSC the New T&W common stock received in the Restructuring. Funding VI and/or its owners will be liable for or guarantee various obligations of T&W FSC and various obligations to which T&W FSC's properties will be subject.

         WHEREAS, the parties hereto deem it to be in their best interests to enter into an agreement to provide for the Restructuring and to establish certain rights and obligations in connection therewith.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

                                    ARTICLE 1
                                THE RESTRUCTURING


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        1.1 Contributions by Shareholders of Old T&W.

                (a) Upon the terms set forth herein, at the Closing (as defined in Section 2.1) and simultaneously with the other contributions described in this Article 1, each of the Price GRATs shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of its right, title and interest in and to all shares of Old T&W common stock held by it free and clear of all liens, security interest or other encumbrances (collectively, "Encumbrances"). Collectively, the Price GRATs own 435 shares of the common stock of Old T&W. New T&W shall issue common stock to the Price GRATs in exchange therefor.

                (b) Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1,
        M. Price shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of his right, title and interest in and to the 15 shares of Old T&W common stock held by him free and clear of all Encumbrances and New T&W shall issue common stock to M. Price in exchange therefor.

                (c) Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1,
        T. Price shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of his right, title and interest in and to the 50 shares of Old T&W common stock held by him free and clear of all Encumbrances and New T&W shall issue common stock to T. Price in exchange therefor.

                (d) Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1, McCarthy shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of his right, title and interest in and to the 13.5 shares of Old T&W common stock held by him free and clear of all Encumbrances and New T&W shall issue common stock to McCarthy in exchange therefor.

                (e) Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1, Luke shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of his right, title and interest in and to the 13.5 shares of Old T&W common stock held by him free and clear of all Encumbrances and New T&W shall issue common stock to Luke in exchange therefor.

        1.2     Contribution by Member of Funding I.

                Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1, Funding VI shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of its right, title and



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        interest in and to the 79.98% membership interest of Funding I held by it free and clear of all Encumbrances and New T&W shall issue common stock to Funding VI in exchange therefor.

         1.3    Contribution by Member of Funding IV.

                Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1, Funding VI shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of its right, title and interest in and to the 70.0% membership interest of Funding IV held by it free and clear of all Encumbrances and New T&W shall issue common stock to Funding VI in exchange therefor.

         1.4    Contributions by Members of Funding V.

                (a) Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1, each of the Price GRATs shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of its respective right, title and interest in and to the 45.0% interest of Funding V held by it free and clear of all Encumbrances. Collectively, the Price GRATs own 90% of the interests in Funding V. New T&W shall issue common stock to the Price GRATs in exchange therefor.

                (b) Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1,
        T. Price shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of his right, title and interest in and to the 9.0% membership interest of Funding V held by him free and clear of all Encumbrances and New T&W shall issue common stock to T. Price in exchange therefor.

                (c) Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1, Funding VI shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of its right, title and interest in and to the 1.0% membership interest of Funding V held by it free and clear of all Encumbrances and New T&W shall issue common stock to Funding VI in exchange therefor.

         1.5    Contributions by Shareholders of Finance II.

                (a) Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1, each of the Price GRATs shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of its right, title and interest in and to the 45 shares of common stock of Finance II held


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        by it free and clear of all Encumbrances. Collectively, the Price GRATs own 90 shares of the common stock of Finance II. New T&W shall issue common stock to the Price GRATs in exchange therefor.

                (b) Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1,
        T. Price shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of his right, title and interest in and to the 10 shares of common stock of Finance II held by him free and clear of all Encumbrances and New T&W shall issue common stock to T. Price in exchange therefor.

         1.6    Contributions by Shareholders of Finance III.

                (a) Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1, each of the Price GRATs shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of its right, title and interest in and to the 45 shares of common stock of Finance III held by it free and clear of all Encumbrances. Collectively, the Price GRATs own 90 shares of the common stock of Finance III. New T&W shall issue common stock to the Price GRATs in exchange therefor.

                (b) Upon the terms set forth herein, at the Closing and simultaneously with the other contributions described in this Article 1,
        T. Price shall assign, transfer, deliver and convey to New T&W, as a contribution to capital, all of his right, title and interest in and to the 10 shares of common stock of Finance III held by him free and clear of all Encumbrances and New T&W shall issue common stock to T. Price in exchange therefor.

        1.7 Number of Shares and Percentage Interest Liabilities. The number of shares and percentage interest owned by each shareholder of New T&W immediately following the Closing is set forth on Schedule 1.4 hereof.

                                    ARTICLE 2
                                     CLOSING

        2.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at the Seattle office of Graham & James, L.L.P. on ________________, 1997 at 9:00 a.m. local time (the date and time of the Closing, the "Closing Date").

        2.2 Actions Taken Prior to the Closing. New T&W shall have been formed prior to the execution and delivery of this Agreement.


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        2.3 Deliveries at the Closing. At the Closing, the shareholders, directors, officers and members of New T&W, Old T&W, Funding I, Funding IV, Funding V, Funding VI, Finance II, Finance III, Price GRATs, M. Price, T. Price, McCarthy and Luke shall each execute and deliver such stock certificates, assignments and other documents as shall be necessary to effectuate and evidence the transactions contemplated by Article 1 of this Agreement.

        2.4 Indemnification.

        The Price GRATS, Funding VI, M. Price, T. Price, McCarthy and Luke, severally and not jointly, agree to indemnify, hold harmless and defend New T&W and each Affiliate from and against all liabilities, claims and expenses which New T&W or any Affiliate may sustain or incur by reason of any claims made against New T&W or such Affiliate for payment of Taxes relating to periods preceding the Closing Date. The maximum liability of each of the Price GRATS, Funding VI, M. Price, T. Price, McCarthy and Luke (each is referred to as an indemnifying party) shall not exceed the amount equal to the product of (a) the amount of such liabilities, claims and expenses referred to in the preceding sentence and (b) the indemnifying party's ownership percentage interest in New T&W as of the Closing Date. The term "Affiliate" means Old T&W, T&W FSC, Funding Company I, Funding Company IV, Funding Company V, T&W Finance Corp. I, Finance II, Finance III and T&W Finance Corp. IV. The term "Taxes" means all federal, state, local or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service use, leasing use, excise, franchise, gross receipts, value added, alternative or added-on minimum, estimated occupation, real and personal property, stamp transfer, workers' compensation, severance, windfall profits or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not.


                                    ARTICLE 3
                                  MISCELLANEOUS

        3.1 Amendment. This Agreement may only be amended or modified by a further written agreement signed by all of the parties to this Agreement.

        3.2 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

        3.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        3.4 Captions and Cross References. The various captions in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provisions of this Agreement.

        3.5 No Inconsistent Agreements. No party hereto shall take any action or enter into any agreement which is inconsistent with the rights of any party hereunder or otherwise conflict with the provisions hereof.

        3.6 Severability. Any provisions of this Agreement which are invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provision hereof.

        3.7 Intent. The parties intend for each individual capital contribution described herein and the overall Restructuring to be accomplished tax-free for federal income tax purposes. The provisions of this Agreement shall be construed and each respective capital contribution shall be accomplished solely in accordance with this intention and in a manner consistent with section 351 of the Internal Revenue Code of 1986, as amended and any Treasury Regulations promulgated thereunder.

        3.8 Governing Law. This agreement, including the rights and duties of the parties



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hereto, shall be governed by, and construed in accordance with, the internal laws of the state of Washington.

        3.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have cause this Agreement to be executed by their respective members and officers as of the date first above written.

OLD T&W:                     T&W LEASING, INC.


                             By:_______________________
                             Name: Thomas W. Price
                             Title:  President

NEW T&W:                     T&W FINANCIAL CORPORATION


                             By:_______________________
                             Name: Thomas W. Price
                             Title:  President

FUNDING I:                   T & W FUNDING COMPANY I, L.L.C.

                             By T & W FUNDING COMPANY VI, L.L.C.

                             By P.L.M. CONSULTING GROUP, L.L.C.


                             By:____________________________
                             Name: Thomas W. Price
                             Title:  Member



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FUNDING IV:                  T & W FUNDING COMPANY IV, L.L.C.

                             By T & W FUNDING COMPANY VI, L.L.C.

                             By P.L.M. CONSULTING GROUP, L.L.C.

                             By:____________________________
                             Name: Thomas W. Price
                             Title:  Member

FUNDING V:                   T & W FUNDING COMPANY V, L.L.C.

                             By:____________________________
                             Name: Thomas W. Price
                             Title:  Member


FUNDING VI:                  T & W FUNDING COMPANY VI, L.L.C.

                             By P.L.M. CONSULTING GROUP, L.L.C.


                             By:____________________________
                             Name: Thomas W. Price
                             Title:  Member

FINANCE II:                  T & W FINANCE CORP. II


                             By:____________________________
                             Name: Thomas W. Price
                             Title:  Vice-President

FINANCE III:                 T & W FINANCE CORP. III


                             By:____________________________
                             Name: Thomas W. Price
                             Title:  Vice-President



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PRICE GRATS:                 PRICE GRANTOR RETAINED ANNUITY TRUSTS


                             By:____________________________
                             Name: Michael A. Price
                             Title:  Trustee



T. PRICE:                    _______________________________
                             Thomas W. Price


PLM:                         P.L.M. CONSULTING GROUP, L.L.C.


                             By:____________________________
                             Name: Thomas W. Price
                             Title:  Member



MCCARTHY:                    _______________________________
                             Kenneth W. McCarthy, Jr.



LUKE:                        _______________________________
                             Paul B. Luke




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                                  SCHEDULE 1.4

                 Number of Shares and Percentage Interest Owned
                           of Common Stock of New T&W


Shareholder                                 Number of Shares Owned               Percentage Interest
-----------                                 ----------------------               -------------------
Price GRATs                                           3,411,730                        58.83%

T&W Funding Company
VI, L.L.C.1                                           1,486,134                        25.62%


Michael A. Price                                        166,000                         2.86%

Thomas W. Price                                         440,336                         7.59%

Kenneth W. McCarthy, Jr.                                147,900                         2.55%

Paul B. Luke                                            147,900                         2.55%

Totals                                                5,800,000                       100.00%



----------
1 The beneficial interest is allocated as follows: Price GRATs - 1,337,521 shares and T. Price - 148,613 shares